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                                                                    Exhibit 99.2

PEREGRINE SYSTEMS(R) REACHES AGREEMENT WITH UNSECURED CREDITORS COMMITTEE TO MEDIATE PLAN OF REORGANIZATION

-            FORMER BANKRUPTCY JUDGE RALPH R. MABEY IDENTIFIED AS MEDIATOR
-            CHAPTER 11 TRUSTEE MOTION IS STAYED
-            NEW BOARD OF DIRECTORS TO BE NAMED

SAN DIEGO, FEB. 25, 2003 - Peregrine Systems, Inc. (OTC: PRGNQ) today announced it has reached an agreement with the Official Committee of Unsecured Creditors on key issues that include the appointment of a mediator to assist in gaining consensus for the company's plan of reorganization. The agreement marks a significant milestone in moving Peregrine's Chapter 11 reorganization forward to completion. The agreement is subject to court approval and filing of audited financial statements by the company no later than Feb. 28.

Under the terms of a stipulation to be filed with the U.S. Bankruptcy Court today in Delaware, Peregrine and the Creditors Committee will seek to name retired Bankruptcy Judge Ralph R. Mabey as the mediator. Judge Mabey is a highly regarded expert in Chapter 11 bankruptcy law, currently serving as chair of the international corporate restructuring and bankruptcy practice at LeBoeuf, Lamb, Greene & MacRae L.L.P. Prior to joining LeBoeuf in 1983, he was a U.S. bankruptcy judge for the District of Utah.

"The agreement with the Creditors Committee represents a significant step toward completing Peregrine's reorganization and clears important hurdles in developing a plan addressing the needs of all Peregrine's stakeholders," said Gary Greenfield, Peregrine's CEO.

Among other key issues, the Creditors Committee has agreed to stay its motion to appoint a Chapter 11 Trustee. If the conditions of the stipulation are met, then the motion will be dismissed.

Under the stipulation, the Creditors Committee's motion to terminate Peregrine's exclusive right to propose and solicit acceptances of its plan of reorganization (Termination Motion) and Peregrine's request to extend its exclusivity (Extension Motion) are continued to Apr. 1. If the Termination motion is denied, then Peregrine and the Creditors Committee have agreed that court will set a hearing on May 20 to consider approval of the disclosure statement regarding the plan of reorganization proposed by Peregrine. If the Termination Motion is granted, then both parties will request a hearing on May 20 to consider the approval of two sets of plans and disclosure statements -- Peregrine's and one proposed by Creditors Committee. However, if both parties come to an agreement on a consensual plan and disclosure statement, they will ask the court to set a hearing to consider approval of the consensual disclosure statement on Apr. 21.

In addition, the stipulation delineates the first steps in creating a new, five-member board of directors, which was proposed by Peregrine in its plan of reorganization filed with the court on Jan. 20. Pending court approval of the stipulation, one day after Peregrine meets its Feb. 28 deadline for filing its audited financial statements for fiscal years 2002, 2001 and 2000, Peregrine's current outside board members will resign to make way for the appointment of the new directors. Concurrently, Thomas Weatherford, a senior financial executive in the enterprise software industry will be elected to the board. Greenfield as the company's CEO will remain on the board.

The interim board made up of Greenfield and Weatherford will be charged with naming the new board members with retired Bankruptcy Judge Erwin I. Katz serving as a consultant. Peregrine has set Mar. 14 as the target date for the appointment of the new board members.
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Weatherford, who recently retired from his role as Chief Financial Officer of
Business Objects (NASDAQ: BOBJ), a San Jose-based software company, has more than 30 years of experience in senior financial positions at public and private technology companies. He also currently serves on the board of ILOG (NASDAQ:
ILOG), a publicly traded enterprise software company, and InStranet, Inc., a privately held software company. Judge Katz, who recently retired after 14 years as a judge of the U.S. Bankruptcy Court for the Northern District of Illinois, is currently an attorney in the Reorganization, Bankruptcy & Restructuring group in the Chicago office of Greenberg Traurig, P.C.

The stipulation and the resignation of the current outside board members are subject to approval of the stipulation by the Bankruptcy Court and Peregrine's filing of its audited financial statements for the fiscal years ended Mar. 31, 2000 through 2002 with the court by Feb. 28. Should either of these events not occur, the stipulation will be terminated, the agreement with the Creditors Committee will have no effect, and the existing board will remain in place. In that event, a status conference call with presiding Bankruptcy Judge Judith Fitzgerald would be subsequently scheduled to determine the schedule and disposition of matters related to the Chapter 11 Trustee Motion and other motions related to Peregrine's proposed plan of reorganization.

Peregrine filed a voluntary Chapter 11 petition on Sept. 22, 2002 with the Delaware bankruptcy court after the accounting irregularities came to light. The company filed its proposed plan of reorganization and disclosure statement with the bankruptcy court on Jan. 20.

ABOUT PEREGRINE

Founded in 1981, Peregrine Systems, Inc. develops and sells application software to help large global organizations manage and service their technology resources. With a heritage of innovation and market leadership in consolidated asset, service and change management software, the company's flagship offerings include ServiceCenter(R) and AssetCenter(R), complemented by its Employee Self Service, Automation and Integration product lines. Headquartered in San Diego, Calif., Peregrine's solutions facilitate the automation of business processes, resulting in increased productivity, reduced costs and accelerated return on investment for its more than 3,500 customers worldwide. More information about Peregrine is available at http://www.peregrine.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about Peregrine Systems, its business and its pending case under Chapter 11 of the Bankruptcy Code. These statements are based on management's beliefs and certain assumptions, estimates, and projections. As a result, they are subject to numerous risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Although the company is not able to predict all of the factors that may affect the forward-looking statements, some of the factors that could affect the outcome materially include the following:

     - The conditions for effectiveness of the stipulation and resignation of the current outside board members may not be met.

     - If the stipulation becomes effective, the appointment of a new board, the resolution of various motions, or the approval of a plan of reorganization may not occur on the timetable anticipated.

     -    If mediation occurs, it may not be successful.

     - Any plan of reorganization submitted following mediation or by the creditors may vary materially from the plan previously filed by the Company.


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     -    The company is in the process of restating its financial results for fiscal years 2000, 2001 and the first three quarters of fiscal 2002, and obtaining an audit for its financial results from fiscal years 2000, 2001, and 2002.

     - The restatement, once complete, could materially differ from the company's original projections of restated results.

     - Since the announcement of the company's internal investigation into accounting irregularities and pending restatement, the company has been served with numerous shareholder lawsuits and the company's accounting practices continue to be investigated by the SEC and the Department of Justice. These lawsuits and investigations are ongoing and the company can provide no assurance when they will be completed or their impact on the company, its financial condition, results of operations and liquidity.

     - Uncertainty arising from the company's bankruptcy filing, the company's financial results and condition and the restatement could cause customers to cancel, delay, or defer purchases of its products. Continuing to address these internal accounting issues, the bankruptcy reorganization process and the pending litigation and investigations will require substantial management time and attention, which may impair the company's relationships with customers and result in substantial expense. As a result, the company's financial results may be adversely affected in future periods.

Peregrine does not undertake any duty to update forward-looking statements. Additional risk factors are contained in the company's Disclosure Statement, which will be filed as an 8-K with the SEC shortly or is available through the bankruptcy court. For more information about the risks and uncertainties facing Peregrine's business, please refer to the matters discussed in the company's recent Form 8-K filings and the discussion under the caption "Factors that may affect our future operating results" in the Form 10-K and Forms 10-Q filed with the SEC.

Peregrine Systems, ServiceCenter and AssetCenter are registered trademarks of Peregrine Systems, Inc. or its affiliates. All other marks are the property of their respective owners.


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